NEWCOR, INC.
                   Exhibit 10(g) to Form 10-K
               For the Year Ended October 31, 1995

                      EMPLOYMENT AGREEMENT

      This Agreement, dated as of the 13th day of February, 1995,

by   and   among  NEWCOR,  INC.,  a  Delaware  corporation   (the

"Company"), and W. JOHN WEINHARDT ("Employee")



                      W I T N E S S E T H:

      WHEREAS,  the  Company desires to engage  the  services  of

Employee,  and Employee is willing to accept such employment,  on the terms and conditions set forth herein.

      NOW,  THEREFORE, in consideration of the premises  and  the mutual undertakings set forth herein the parties hereto agree  as follows:

       1.     Employment  and  Duties;  Board  Appointment.    In

accordance  with  actions taken and authorized by  the  Board  of

Directors  of  the Company (the "Company Board"), effective  upon the  arrival of Employee at the principal offices of the  Company on  March  1,  1995  prepared to commence his  duties  hereunder,

Employee shall become employed and appointed as the President and

Chief  Executive Officer of the Company and shall have the duties and  responsibilities commensurate with such titles and  offices,

including,    without   limitation,   all   such    duties    and

responsibilities as now are or hereafter may be  set  forth  with

respect  to  such  offices in the by-laws  of  the  Company.   As

promptly  as practicable following the commencement of Employee's duties  hereunder,  the Company Board shall  take  necessary  and appropriate  action  to appoint Employee as  a  director  of  the

Company.  During the period of his employment hereunder, Employee also  shall serve as an officer of such other affiliates  of  the

Company  and  in such other capacities as he may be requested  by the  Company  Board and shall assume such additional  duties  and responsibilities as from time to time may be assigned to  him  by the  Company Board, all without additional compensation therefor.

Throughout the period of his employment hereunder, Employee shall devote  his  business time, attention, and energy on a  full-time basis  (subject to up to five weeks of vacation to  be  taken  at reasonable intervals during the year) exclusively to the  affairs of the Company and its affiliates.

      2.    Term  of  Employment.   The  employment  of  Employee

hereunder  shall become effective as and when above provided  and shall continue thereafter through February 28, 1997 (the "Initial

Employment  Period"),  unless earlier terminated  as  hereinafter provided.  After the Initial Employment Period, the term of  this

Agreement shall be automatically extended for additional one-year periods unless written notice is given by one party to the  other of  his  or  its  intention  to terminate  Employee's  employment hereunder at the end of the Initial Term or any extended term, as the case may be.

      3.    Cash Compensation.  As full cash compensation for all

services to be performed by Employee hereunder, the Company shall pay to Employee the following:

           (a)   salary at the rate of $250,000 per year  (to  be

     reviewed  annually  by the Company Board),  payable  at  the intervals  at which other executive officers of the  Company are paid;

           (b)   a  one-time  bonus in the  amount  of  $100,000,

     payable at the time Employee commences his duties hereunder;

     and

           (c)  an additional incentive bonus (if earned) payable

     after  fiscal year-end in accordance with Company policy  in an  amount  determined under the Company's Annual  Incentive

     Plan,   or  replacement  therefor  applicable  to  executive

     officers  of  the  Company  generally  ("Incentive   Plan");

     provided,  however,  that  the  minimum  amount  payable  to

     Employee  under  the  Incentive  Plan  in  respect  of   the

     Company's fiscal year ending October 31, 1995 shall  be  not less than $100,000.

      4.    Certain  Fringe Benefits.  During the period  of  his

employment hereunder, the Company will (i) provide Employee  with the  use  of a new American-made automobile of Employee's  choice

(and  replace  such automobile every two years or  50,000  miles,

whichever first occurs), maintained, insured, and equipped at the

Company's  expense  (subject  to a $50.00  per  month  charge  to

Employee  for  personal use of the automobile); (ii)  subject  to

Employee's insurability, obtain and pay the premiums on  a  whole life policy on Employee's life in the amount of $1,500,000, which policy shall be owned by Employee; and (iii) pay or reimburse  to

Employee  100%  of the dues, fees (but not the initiation  fees),

assessments  and minimums at one golf club of which  Employee  is presently a member.

      5.    Other  Employee Benefits.  During the period  of  his

employment   hereunder,  Employee  also  shall  be  entitled   to

participate in such Company employee benefit plans as  from  time to  time  are  maintained, sponsored, or made  available  by  the

Company  to  its  employees or its executive employees  generally

(including  but  not limited to the Company's  pension  plan  and

401(k)  plan), in each case on the same terms and subject to  the same  conditions  and limitations generally applicable  to  other executive  officers of the Company with respect to  participation therein;  provided,  however, regardless of such  conditions  and limitations,  the  Employee shall be  provided  (at  no  cost  to

Employee) full family health, hospitalization, major medical  and dental coverage.

      6.    Certain Expenses.  The Company shall pay or reimburse

Employee  for  the  reasonable travel,  entertainment  and  other incidental  expenses (including the cost of business publications and  professional  associations)  incurred  on  business  of  the

Company with the approval of the Chairman of the Company, and  in accordance  with the Company's practices as in effect during  the term of this Agreement as applied to executive officers.

      7.    Stock  Options.  As evidenced by that  certain  Stock

Option  Agreement  to be entered into between  Employee  and  the

Company (the "Option Agreement"), Employee shall be granted under the Company's 1993 Management Stock Incentive Plan so-called non-

qualified  stock  options  to purchase an  aggregate  of  100,000 shares  of  the common stock of the Company (which options  shall vest  with respect to 25,000 shares per year commencing one  year from  the date of the Option Agreement) on the terms and  subject to the conditions specified in the Option Agreement, including  a condition that Employee commence employment hereunder by March 3,

1995.

      8.   Other Insurance.  The Company shall have the right  to

purchase  disability  and  group  life  insurance  policies   (in

addition  to  the  policy  referred to in  Section  4  above)  on

Employee  whenever during the period of his employment  hereunder the  Company  deems  it  reasonable to  acquire  such  insurance.

Employee agrees to cooperate in the acquisition of such insurance and  to  perform  all  acts necessary and  proper  in  connection therewith,  including submission to such medical examinations  as may  be  required.  Any policy owned by the Company may be  dealt with in such manner as the Company deems appropriate.

     9.   Certain Continuing Obligations of Employee.  Throughout

the  period of his employment hereunder and thereafter,  Employee agrees  to  keep confidential all trade secrets, customer  lists,

business  strategies,  financial and marketing  information,  and other  data concerning the private affairs of the Company or  any of  its  affiliates made known to or developed by Employee during

the   course   of   his   employment   hereunder   ("Confidential

Information"), not to use any Confidential Information or  supply

Confidential  Information to others other than in furtherance  of the  Company's  business,  and to  return  to  the  Company  upon termination  of his employment all copies, in whatever  form,  of all Confidential Information and all other documents relating  to the  business of the Company or any of its affiliates  which  may then be in the possession or under the control of Employee.

      Employee  acknowledges  and agrees  that  any  intellectual property  of  any  sort developed or invented by  Employee  while employed by the Company (whether or not during work hours)  shall be and remain the sole and exclusive property of the Company, and

Employee shall have no interest therein.

      Employee  further  agrees that, during the  period  of  his employment hereunder and for five years thereafter, he will  make no  attempt whatsoever to induce or encourage any other  employee of  the Company or any of its affiliates to leave such employment for  employment  with any other entity engaged  in  any  line  of business competitive with the Company or any of its affiliates.

      At  the  request of the Company Board, whether or not  made during the period of his employment hereunder, Employee agrees to

execute   such   confidentiality   agreements,   assignments   of

intellectual  property rights, and other documents  as  hereafter

may  be  reasonably  determined  by  the  Company  Board  to   be

appropriate to carry out the purposes of this Section.

     10.  Termination of Employment; Effect.

          (a)  Employee's employment hereunder will be terminated

     in any of the following ways:

                     (i)   Immediately  upon  the  death  of  the

          Employee;

                    (ii)   Immediately upon the Employee becoming

          permanently   disabled  within  the  meaning   of   the

          Company's  long  term  disability  policy  as  then  in

          effect;

                   (iii)   By either the Employee or the  Company

          giving  notice  of his or its intention not  to  extend

          this  Agreement's term as provided in Section 2  above,

          in  which case Employee's employment will terminate  at

          the  end of the Initial Term or extended term,  as  the

          case may be; or

                    (iv)   By either the Employee or the Company,

          without or with Cause (as hereinafter defined),  by  30

          days'  prior written notice to the other, effective  as

          of the date specified in such notice.

           (b)  Upon the termination of Employee's employment  in

     any  of  the  ways  provided in subsection  (a),  then  this

     Agreement and all rights and obligations of Employee and the

     Company  hereunder  (as  opposed to rights  and  obligations under  the  Option Agreement and under any Company  employee benefit plan in which Employee participated) shall terminate and  cease immediately, except for (i) Employee's rights  to the  payments  provided in Section 11 below;  and  (ii)  the rights  and  obligations set forth in Section  9  above  and

     Section  14 below.   11.  Payments On Termination.  Employee

     shall  be  entitled to the following payments  and  benefits upon termination of his Employment:

           (a)   If  Employee's  employment is  terminated  under

     Section  10(a)(i)  above,  or if  Employee's  employment  is terminated by Employee under Section 10(a)(iii) above, or if

     Employee's  employment is terminated (either voluntarily  by

     Employee  or  for  Cause  by  the  Company)  under   Section

     10(a)(iv) above, then Employee shall be entitled to the cash compensation under Section 3(a) above, and the  benefits  to which  Employee is entitled under Sections 4  and  5  above,

     through the date of termination of employment.

           (b)   If  Employee's  employment is  terminated  under

     Section  10(a)(ii) above, or by the Company, either  without

     Cause  under Section 10(a)(iv) above or pursuant to  Section

     10(a)(iii)  above, Employee shall be entitled  to  the  cash compensation  payable under Section 3(a) above, continuation of  the benefits referred to in Sections 4(i), 4(iii) and  5 above,  and  payment of premiums due on the  life  insurance policy  referred to in Section 4 above, for a period of  one year  following  the  effectiveness of such  termination  of employment; provided, however, that in the event termination of  employment occurs during the Initial Employment  Period,

     such payments and benefits shall continue for the longer  of one  year  following  termination, or  the  balance  of  the

     Initial  Employment Period; and provided, further, that  the benefits  provided under Section 4(i) and (iii) above  shall continue  for  the  period determined as aforesaid  but  not

     after   Employee   shall   be  effectively   provided   with

     substantially equivalent such benefits by another  employer.

     In  the event termination of employment occurs under Section

     10(a)(ii)  above,  the  payments  made  by  the  Company  as aforesaid shall be reduced by any payments made to  Employee

     under   the  Company's  long-term  disability  policy.    In

     addition,  Employee shall be entitled to receive  any  bonus earned by Employee under Section 3(c) above through the date of  termination of employment payable at such  time  as  any

     like  bonuses  are  paid  by  the  Company  generally,   and

     outplacement  services (including an  office)  with  a  firm designated by the Employee and approved by the Company for a period not to exceed twelve months.

      12.   Definition.  For purposes of this Agreement,  "Cause"

means any of the following:

           (a)   Material  breach of any of  the  terms  of  this

     Agreement  or  of  the  Company's  policies  and  procedures applicable to employees and/or directors;

          (b)  Conviction of or plea of guilty or nolo contendere

     to  a  crime  involving  moral turpitude  or  involving  any violation of securities or commodities law or regulation, or the  issuance of any court or administrative order enjoining or  prohibiting  Employee from violating  any  such  law  or regulation;

           (c)  Repeated or habitual intoxication with alcohol or

     drugs  while on the premises of the Company or  any  of  its affiliates or during the performance by Employee of  any  of his duties hereunder;

            (d)   Embezzlement  of  any  property  belonging   or

     entrusted to the Company or any of its affiliates;

           (e)   Repeated or protracted absence from work without

     cause;

           (f)  Willful misconduct or gross neglect of duties, or

     failure  to act with respect to duties or actions previously communicated to Employee in writing by the Company Board;

           (g)   Any  other  act or omission of  kind  or  nature

     similar to any of the foregoing, or determined in good faith by  the Company Board to be of comparable seriousness, which in  the  good faith judgment of the Company Board  may  have adversely affected or may in the future adversely affect the

     Company or any of its affiliates, or has irreparably damaged

     Employee's continued ability to function effectively in  any of the capacities contemplated by this Agreement.

      13.  Integration; Amendment.  This Agreement and the Option

Agreement contain the entire agreement of the parties relating to the subject matter hereof and thereof, and together supersede and replace  in their entirety any prior agreements or understandings concerning such subject matter. This Agreement may not be waived,

changed,  modified, extended, or discharged orally, but  only  by agreement in writing signed in the case of the Company by a  duly authorized non-employee member of the Company Board.

      14.   Arbitration.   Any  controversy,  dispute,  or  claim

arising  out of or relating to Employee's employment or  to  this

Agreement  or  breach thereof shall be settled by arbitration  in accordance  with the commercial rules of the American Arbitration

Association  at its Southfield, Michigan offices.  Judgment  upon any  award  may  be entered in any circuit court or  other  court having jurisdiction thereof, without notice to the opposite party

or   parties.    Anything  contained  herein  to   the   contrary

notwithstanding, this

agreement to arbitrate shall not be deemed to be a waiver of  the

Company's  right to secure equitable relief including  injunction

(whether  as part of or separate from the arbitration proceeding)

if and when otherwise appropriate.

      15.   Applicable Law.  This Agreement shall be governed  by

and  construed  in  accordance with the  laws  of  the  State  of

Michigan applicable to contracts made and to be performed  within such State.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              NEWCOR, INC.



                              By   /s/ William A. Lawson
                                   ------------------------

                                   Its  Chairman of the Board
                                        ------------------------




                              /s/ W. John Weinhardt
                              ----------------------------
                              W. JOHN WEINHARDT



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